Exhibit 3.14

BYLAWS

OF

DAUGHERTY PETROLEUM, INC.

ARTICLE I — OFFICES

SECTION 1. PRINCIPAL AND OTHER BUSINESS OFFICES.

Daugherty Petroleum, Inc., a Kentucky corporation (the “Corporation”) shall have a principal office, and other offices, either within or without the Commonwealth of Kentucky, as the Board of Directors of the Company (the “Board of Directors”) may designate, or the business of the Corporation. may require from. time to time. Until otherwise determined, the principal office of the Corporation shall be at the address stated in its Articles of Incorporation.

SECTION 2. REGISTERED OFFICE.

The Corporation shall continuously maintain a registered office in the Commonwealth of Kentucky. The initial registered office of the Corporation in the Commonwealth of Kentucky shall be at the address stated in its Articles of Incorporation. The address of the Corporation’s registered office may be the same as any of the Corporation’s places of business, and may be changed from time to time by the Board of Directors. The Corporation shall also continuously maintain a registered agent whose business office is identical to the Corporation’s registered office.

ARTICLE II — SHAREHOLDERS

SECTION 1. ANNUAL MEETING.

The Corporation shall hold an annual meeting of shareholders on the first day of March in each year, beginning with the year 1985, at the hour of 10:00 am., local time, or on such other date and at such other time as may be designated from time to time by the Board of Directors. If the day fixed for the annual meeting is a legal holiday, the meeting shall be held on the next business day. At the annual. meeting. the shareholders shall elect directors and transact such other business as may properly come before the meeting. If the election of directors is not held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders or by unanimous written consent of shareholders as soon thereafter as may be practicable. The failure to hold an annual meeting at the time stated in or fixed in accordance with these Bylaws shall not affect the validity of any corporate action.

SECTION 2. SPECIAL MEETINGS.

The Corporation shall hold a special meeting of shareholders: (a) on call of the Board of Directors, the Chairman of the Board or the President; or (b) if the holders of at least thirty-three and one-third percent (33-1/3%) (or such higher or lower percentage as may be contained in the Articles of Incorporation) of all the votes entitled to be cast on any issue proposed to be considered at the special meeting sign, date and deliver to the Corporation’s secretary one or more demands for the special meeting setting forth the purposes for which it is to be held.

SECTION 3. PLACE OF MEETING.

The Board of Directors may designate any place, either within or without the Commonwealth of Kentucky, as the place of meeting for any annual meeting. The Board of Directors, Chairman of the Board or President may designate any place, either within or without the Commonwealth of Kentucky, as the place of meeting for any special meeting called by them. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the Commonwealth of Kentucky, as the place for the holding of such meeting if no designation is made, or if a special meeting is held by shareholder demand, the place of meeting shall be the principal office of the Corporation.

SECTION 4. NOTICE OF MEETING.

(a)  The Corporation shall notify shareholders of the date, time and place of each annual and special shareholders’ meeting, no fewer than ten (10), nor more than sixty (60), days before the meeting date; provided, however, that unless otherwise required by law or the Articles of Incorporation, the Corporation shall not be required to give notice to shareholders not entitled to vote at the meeting.

(b)  Notice of a special meeting shall state the purpose or purposes for which the meeting is called. Unless otherwise required by law or the Articles of Incorporation, notice of an annual meeting shall not be required to state the purpose or purposes of the meeting.

(c)  Notice of annual and special meetings shall be in writing, unless oral notice is reasonable under the circumstances. Notice may be communicated in person., by telephone, telegraph, teletype or other form of wire or wireless communication, United States mail, private carrier or any other means permitted by law.

SECTION 5. WAIVER OF NOTICE.

(a)  A shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the time stated in the notice, by delivering a signed waiver to the Secretary of the Corporation.

(b)  A shareholder’s attendance at a meeting shall waive (i) objection to lack of notice or defective notice of the meeting, unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at it; and (ii) objection to consideration of a matter at the meeting that is not within the purpose or purposes stated in the notice of the meeting, unless the shareholder objects to considering the matter when it is presented.

SECTION 6. FIXING OF RECORD DATE.

(a)  The Board of Directors may fix a future date as the record date for determining shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, to take any other action or to receive any “distributions” as defined by the Kentucky Business Corporation Act. A record date shall not be more than seventy (70) days before the meeting or other event for which it is fixed.

(b)  A determination of shareholders entitled to notice of, or to vote at, a shareholders’ meeting shall be effective for any adjournment of the meeting, unless the Board of Directors fixes a new record date.

(c)  The Board of Directors shall fix a new record date if a meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

(d)  If not otherwise fixed, the record date for determining shareholders entitled to notice of, and to vote at, an annual or special meeting of shareholders shall be the day before the first notice of the meeting is delivered to shareholders.

SECTION 7. SHAREHOLDERS’ LIST FOR MEETING.

(a)  After fixing a record date for a meeting, the Corporation’s officers or agents having charge of its shareholder records shall prepare a list of the names of all shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and show the address of and number of shares held by each shareholder.

(b)  The shareholders’ list shall be available for inspection by any shareholder beginning at least five (5) business days before the meeting, and continuing through the meeting. The list may be inspected during the period available at the Corporation’s principal office, or at any place in the city where the meeting will be held, and identified for such purpose in the notice of the meeting. The list may also be inspected during the meeting and any adjournment of it.

SECTION 8. QUORUM.

(a)  Shareholders may take action on a matter (other than adjournment) at a meeting, only if a quorum of shares entitled to vote on the matter exists. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If voting by separate voting groups on a matter is required, then action by a voting group may be taken only if a quorum of shares of that voting group exists.

(b)  Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and any adjournment of it, unless a new record date is or must be set for the adjourned meeting.

(c)  If a quorum does not exist at a meeting, a majority of the shares present and entitled to vote may adjourn the meeting up to one hundred twenty (120) days without further notice other than announcement at the meeting of the date, time and place of the adjourned meeting. If a quorum exists at such an adjournment, any business may be transacted which might have been transacted at the original meeting. If a new record date must be fixed because the adjournment is for more than one hundred twenty (120) days, or is fixed for any other reason, then notice of the adjourned meeting shall be given to shareholders as of the new record date.

SECTION 9. VOTING.

(a)  Except as otherwise expressly provided by law, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a shareholders’ meeting.

(b)  If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group in favor of the action exceed those opposing the action, unless a greater number of affirmative votes is required by the Articles of Incorporation or applicable law. If the Articles of Incorporation or applicable law provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in this Section 9 or by law. If the Articles of Incorporation or applicable law provides for voting by two (2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in this Section 9 or by law.

(c)  Directors shall be elected by cumulative voting of shareholders entitled to vote. Shareholders shall be entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote, and cast the product for a single candidate, or distribute the product among two (2) or more candidates.

SECTION 10. PROXIES.

(a)  A shareholder may vote his or her shares in person or by proxy.

(b)  A shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months., unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. An irrevocable appointment is revocable when the interest with which it is coupled is extinguished, but the revocation shall not be effective until the Secretary has received written notice of the revocation.

(c)  The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority, unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

(d)  Subject to any express limitation on the proxy’s authority appearing on the face of the appointment form and other limitations provided by law, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS.

(a)  Shares standing in the name of another corporation, to the extent entitled to be voted, may be voted either by the President of such corporation, or by proxy appointed by him or her, unless the Board of Directors of such corporation authorizes another person to vote such shares. Any person authorized to vote shares of another corporation shall not be required to produce a copy of the resolution of the board of directors of such corporation authorizing him or her to vote such shares, unless requested to do so by the Secretary or agent of this Corporation responsible for tabulating votes.

(b)  Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but only upon a transfer of such shares into his or her name.

(c)  Shares held jointly by three (3) or more fiduciaries shall be voted in the manner determined by the majority of the fiduciaries, unless the instrument or order appointing the fiduciaries or applicable law otherwise directs.

(d)  Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver, without the transfer of them into his or her name, if authority to do so is contained in an appropriate order of the court by which the receiver was appointed.

(e)  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, at which time the pledgee shall be entitled to vote the shares so transferred.

SECTION 12. ACTION BY SHAREHOLDERS WITHOUT A MEETING.

(a)  Any action required or permitted to be taken at a meeting of the shareholders may be taken, without a meeting, and without prior notice, if the action is taken by all of the shareholders entitled to vote on such action. The action shall be evidenced by one or more written consents describing the action taken, signed by all of the shareholders entitled to vote on the action, and delivered to the Corporation for insertion in the minutes or filing with the corporate records. Action taken without a meeting in this manner shall be effective when consents representing the votes necessary to take the action are delivered to the Corporation, unless a different date is specified in the consent.

(b)  Any shareholder giving a consent may revoke it in a writing received by the Corporation prior to the time consents representing votes sufficient to take the action have been delivered to the Corporation.

(c)  Shares held jointly by three (3) or more fiduciaries shall be voted in the mariner determined by the majority of the fiduciaries, unless the instrument or order appointing the fiduciaries or applicable law otherwise directs.

(d)  Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver, without the transfer of them into his or her name, if authority to do so is contained in an appropriate order of the court by which the receiver was appointed.

(e)  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, at which time the pledgee shall be entitled to vote the shares so transferred.

SECTION 12. ACTION BY SHAREHOLDERS WITHOUT A MEETING.

(a)  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, and without prior notice, if the action is taken by all of the shareholders entitled to vote on such action. The action shall be evidenced by one or more written consents describing the action taken., signed by all of the shareholders entitled to vote on the action, and delivered to the Corporation for insertion in the minutes or filing with the corporate records. Action taken without a meeting in this manner shall be effective when consents representing the votes necessary to take the action are delivered to the Corporation, unless a different date is specified in the consent.

(b)  Any shareholder giving a consent may revoke it in a writing received by the Corporation prior to the time consents representing votes sufficient to take the action have been delivered to the Corporation.

(c)  Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous consent (if allowed by the Articles of Incorporation) shall be given to those shareholders entitled to vote who did not deliver a written consent.

(d)  If applicable law requires the giving of notice of proposed action to nonvoting shareholders, and the action will be taken by consent without a meeting, the Corporation shall give nonvoting shareholders and voting shareholders whose consent is not solicited at least ten (10) days notice before the action is taken. The notice shall contain or be accompanied by the same material that applicable law would have required to be sent to nonvoting shareholders in a notice of a meeting at which the proposed action would have been submitted to shareholders.

ARTICLE III — DIRECTORS

SECTION 1. GENERAL POWERS.

All corporate powers shall be exercised by or under authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

SECTION 2. NUMBER, TENURE AND QUAUFICATIONS.

The number of directors of the Corporation is one, but may be increased or decreased from time to time by amendment to these Bylaws, but no change in the number of directors shall have the effect of shortening the term of any incumbent director, nor shall any increase or decrease change by more than thirty percent (30%) the number of directors last approved by the shareholders. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. Directors need not be residents of Kentucky nor shareholders of the Corporation.

SECTION 3. REGULAR MEETINGS.

A regular meeting of the Board of Directors shall be held without other notice immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the Commonwealth of Kentucky, for the holding of additional regular meetings, without other notice other than such resolution and without notice of the purpose of the meeting.

SECTION 4. SPECIAL MEETINGS.

Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President or any director. The person or persons authorized to call. special meetings of the Board of Directors may fix any place, either within or without the Commonwealth of Kentucky, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. NOTICE.

(a)  Notice of the date, time and place (but not necessarily the purpose) of any special meeting shall be given at least two (2) days prior to the meeting. Notice of a special meeting shall be in writing, unless oral notice is reasonable under the circumstances. Notice may be communicated in any manner allowed by law.

(b)  Any director may waive notice of any meeting before or after the time stated in the notice. Except as provided below or by law, a waiver shall be in writing, signed by the director and filed with the minutes of the meeting or in the corporate records. A director’s attendance at, or participation in, a meeting shall constitute a waiver of notice of such meeting, unless the director, at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or to the transaction of any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

(c)  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

SECTION 6. QUORUM.

A majority of the Board of Directors fixed by or in the manner prescribed in Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. MANNER OF ACTING.

The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the Articles of Incorporation require the vote of a greater number of directors.

SECTION 8. ACTION WITHOUT A MEETING.

Any action required or permitted to be taken by the Board of Directors, or by a committee thereof, at a meeting may be taken without a meeting if the action is taken by all members of the Board of Directors or committee. The action shall be evidenced by one (1) or more written consents setting forth the action taken and signed by all of the directors, or by all of the members of the committee, as the case may be. Such consent shall be effective when the last director signs it, unless a different effective date is specified in the consent, shall have the same effect as a unanimous vote at a meeting and shall be included in the minutes or filed with the corporate records.

SECTION 9. VACANCIES.

Any vacancy occurring in the Board of Directors, if not filled by the shareholders, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any vacancy on the Board of Directors to be filled by reason of an increase in the number of directors may be filled by the Board of Directors, but the term of office of the new director shall continue only until the next election of directors by the shareholders. A vacancy that will occur at a specific later date (such as by resignation) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

SECTION 10. COMPENSATION.

The Board of Directors may fix the compensation of directors. Each director may be paid the expenses, if any, of attendance at each meeting of the Board of Directors or any committee of the Board, and may be paid a fixed sum for attendance at each such meeting. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation for doing so.

SECTION 11. EXECUTIVE AND OTHER COMMITTEES.

The Board of Directors, by resolution adopted by a majority of the entire Board, may create an executive committee and one (1) or more other committees, and appoint members of the Board of Directors to serve on them. Each committee shall have two (2) or more members, who shall serve at the pleasure of the Board. To the extent specified by the Board of Directors, each committee may authorize distributions; approve or propose to shareholders action required by law to be approved by shareholders; fill vacancies on the Board of Directors or on any committee; amend the Articles of Incorporation; adopt, amend or repeal Bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve reacquisition of shares (except according to a formula or method prescribed by the Board of Directors); authorize or approve the issuance, sale or contract for sale of shares; or determine the designation and relative rights, preferences and limitations of a class or series of shares (except as authorized to do so within limits specifically prescribed by the Board of Directors).

SECTION 12. RESIGNATION AND REMOVAL OF DIRECTORS.

(a)  A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board or the Corporation. Such resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date.

(b)  The shareholders may remove one (1) or more directors with or without cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him or her. A director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal. A director shall be removed by the shareholders only at a meeting called for the purpose of removing him or her, and the meeting notice shall state that the purpose of the meeting is the removal of a director.

SECTION 13. MEETINGS BY TELEPHONE.

The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

SECTION 14. PRESUMPTION OF ASSENT.

A director who is present at a meeting of the Board of Directors when corporate action is taken shall be deemed to have assented to the action taken, unless (i) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting, (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting or (iii) he delivered written notice of his dissent or abstention to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a director who votes in favor of the action taken.

ARTICLE IV — OFFICERS

SECTION 1. REQUIRED OFFICERS.

The Corporation shall have a President and a Secretary, and such other officers as may be appointed by the Board of Directors, including, if desired, a Chairman of the Board, a Chief Executive Officer, one (1) or more Vice Presidents, a Treasurer and Assistant Secretaries, who shall perform the duties prescribed by the Board of Directors, or by direction of an officer authorized by resolution of the Board of Directors to prescribe the duties of such other officers.

SECTION 2. ELECTION AND TERM OF OFFICE.

Each officer of the Corporation shall be elected by the Board of Directors, and shall serve at the pleasure of the Board of Directors, and until his or her successor shall have been chosen and qualified, or until his or her earlier death, resignation or removal. The same individual may simultaneously hold more than one (1) office. Election or appointment of an officer shall not of itself create any contractual rights.

SECTION 3. RESIGNATION AND REMOVAL OF OFFICERS.

An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the successor does not take office until the effective date. The Board of Directors may remove any officer at any time, with or without cause, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

SECTION 4. DUTIES AND POWERS.

(a)         Chairman of the Board — The Chairman of the Board, if that office is created and filled, shall be the chief executive officer of the Corporation, subject to the control of the Board of Directors. Unless otherwise provided by the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board and shareholders. The office of Chairman of the Board, if any, may be held only by a director of the Corporation. The Corporation mat also have a Chief Executive Officer, who need not be a director of the Corporation, to serve in that capacity, with responsibility for management and operations of the Corporation, subject to the control of the Board of Directors.

(b)         President — The President shall have the responsibility for the general management and supervision of the activities of the Corporation, for ensuring that all orders and resolutions of the Board of Directors are carried into effect, for performing all other duties which are incidental to the office of President and for performing such other duties as the Board of Directors may from time to time prescribe. The President or the Chief Executive Officer, if that office is created and filled, shall have authority to enter into contracts on behalf of the Corporation. In the absence of the Chairman of the Board, and unless otherwise provided by the Board of Directors, the President or the Chief Executive Officer, if that office is created and filled, shall preside at all meetings of the shareholders and the Board of Directors.

(c)          Vice President — The Vice President (or if there is more than one (1), the Vice Presidents, in the order determined by the Board of Directors, or if not so determined, in the order of their election) shall have the responsibility for performing the duties and exercising the powers of the President in the absence or disability of the President, and shall have the responsibility for performing such other duties, and shall have such other powers as the Board, the President or the Chief Executive Officer, if that office is created and filled, may from time to time prescribe.

(d)         Secretary — The Secretary shall have the responsibility for preparing and maintaining custody of minutes of the directors’ and shareholders’ meetings, for authenticating records of the Corporation, for issuing proper notices of all meetings, for maintaining the stock records and transfer books, for performing all other duties which are incident to the office of Secretary and for performing such other duties as prescribed by the Board of Directors, the President or the Chief Executive Officer, if that office is created and filled. The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the seal to any instrument requiring it, and when so affixed, it may be attested by the signature of the Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature. The Secretary may also attest all instruments signed by the President, the Chief Executive Officer, if that office is created and filled, or any Vice President.

(e)          Assistant Secretary — An Assistant Secretary may attest all instruments signed by the President, the Chief Executive Officer, if that office is created and filled, or any Vice President. An Assistant Secretary shall have the authority to affix the corporate seal to any instrument requiring it, and when so affixed, it may be attested by the signature of the Assistant Secretary. An Assistant Secretary shall have no authority, express or implied, other than that specified herein.

(f)      Treasurer — The Treasurer or Chief Financial Officer, if any, shall have the responsibility for collecting all monies due the Corporation, for maintaining custody of the funds of the Corporation and for placing the funds in such depositories in the name and to the credit of the Corporation as may be approved by the Board of Directors. The Treasurer or Chief Financial Officer, if any, shall disburse the funds of the Corporation as ordered by the Board of Directors, shall keep accurate accounts of all receipts and disbursements and shall render to the President and the Chief Executive Officer, if that office is created and filled (and to the Board of Directors when the Board so requires), an account of all transactions and of the financial condition of the Corporation. The Treasurer or Chief Financial Officer, if any, at the discretion of the Board of Directors, shall furnish a satisfactory bond in such sum as the Board of Directors shall prescribe. The Treasurer or Chief Financial Officer, if any, shall perform such other duties as are incident to the office of Treasurer and as the Board of Directors, the President or any Chief Executive Officer may from time to time prescribe.

SECTION 5. COMPENSATION OF OFFICERS.

The Board of Directors may fix the compensation of officers and provide for reimbursement of their business expenses.

ARTICLE V — CONTRACTS. LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS.

The Board of Directors may authorize any officer or agent of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS.

No loans shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. Loans to directors shall be approved as required by applicable law.

SECTION 3. CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI — SHARES AND THEIR. TRANSFER

SECTION 1. ISSUANCE OF SHARES.

Any issuance of shares of the Corporation’s capital stock must be authorized by the Board of Directors. Shares may be issued for consideration consisting only of an equivalent in money paid, labor done or property actually received and applied to the purposes for which the Corporation was created. Neither labor nor property shall be received in consideration for the issuance of shares at a greater value than the market price or fair value at the time such labor was done or property delivered. Any unauthorized issuance of shares shall be void. A determination by the Board of Directors that the consideration received or to be received for shares to be issued is adequate is conclusive insofar as the adequacy of consideration for the issuance of such shares relates to whether the shares are validly issued, fully paid and nonassessable. Shares issued pursuant to subscriptions entered into before incorporation of the Corporation are fully paid and nonassessable when the Corporation receives the consideration specified in the subscription agreement. In all other cases, issued shares are fully paid and nonassessable when the Board of Directors has made a determination of the adequacy of the consideration, and the Corporation has received that consideration.

SECTION 2. LIABILITY FOR SHARES ISSUED BEFORE PAYMENT.

A purchaser of shares from the Corporation is not liable to the Corporation or its creditors with respect to the shares, except to pay the consideration for which the shares were authorized to be issued as provided above or specified in a pre-incorporation subscription agreement.

SECTION 3. CERTIFICATES EVIDENCING SHARES.

Shares may, but need not, be represented by certificates. If represented by certificates, each certificate shall, at a minimum, state on its face: (i) the name of the Corporation and that it is organized under the laws of the Commonwealth of Kentucky; (ii) the name of the person to whom issued and (iii.) the number and class of shares and the designation of the series, if any, that the certificate represents. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class, and the variations and rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge. Each share certificate shall be signed either manually or by facsimile by two (2) officers of the Corporation, one of whom shall be the Chairman of the Board, the President, the Chief Executive Officer or a Vice President, and the other one of whom shall be the Secretary, an Assistant Secretary, or Treasurer. Share certificates may bear the corporate seal or its facsimile.

SECTION 4. SHARES WITHOUT CERTIFICATES.

The Board of Directors may authorize the issue of some or all of the shares of any or all classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required to be on certificates by Section 3 of this Article VI and any other information required by law.

SECTION 5. LOST CERTIFICATES.

The Board of Directors may direct a new share certificate to be issued in place of any certificate previously issued by the Corporation and alleged to have been lost or destroyed. When authorizing issue of a new certificate, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate. or his or her legal representative, to submit an affidavit certifying the loss or destruction and the owner’s ownership of the certificate. The Board may also require the owner or legal representative to furnish a bond as security against loss by reason of, or to indemnify the Corporation against, any claim that may be made against the Corporation with respect to the lost or destroyed certificate.

SECTION 6. SHAREHOLDERS OF RECORD.

The Corporation shall be entitled to recognize the exclusive right of a person or entity shown by the records of the Corporation to be the owner of shares of its outstanding capital stock, to vote such shares, to receive dividends and notices and to exercise all the rights and powers of an owner; and the Corporation shall not be bound to recognize any equitable or other claim or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

SECTION 7. DISTRIBUTIONS TO SHAREHOLDERS.

The Board of Directors may authorize, and the Corporation may make distributions to its shareholders, subject to restrictions in the Articles of Incorporation, the limitations in this Section 7 and the limitations of applicable law. If the Board of Directors does not fix the record date for determining shareholders entitled to a distribution, other than one involving a purchase, redemption or other acquisition of shares, it shall be the date the Board of Directors authorizes the distribution. No distribution shall be made if, after giving it effect: (a) the Corporation would not be able to pay its debts as they become due in the usual course of business or (b) the Corporation’s total assets would be less than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise) the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The Board of Directors may base a determination that a distribution is not prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

SECTION 8. TRANSFER OF SHARES.

Transfer of shares of the Corporation shall be by the holder of record or by his or her attorney-infact or legal representative, who shall furnish proper evidence of authority to transfer the shares. If shares are evidenced by a share certificate, they shall not be transferred and a new certificate for them issued without surrender of the old certificate for cancellation.

ARTICLE VII — INDEMNIFICATION

SECTION 1. DEFINITIONS.

As used in this Article VII, the following terms shall have the meanings set forth below:

(a)              The term “director” means an individual who is or was a director of the Corporation, or an individual, while a director of the Corporation, who is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director shall be considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by him or her to the plan or to participants in or beneficiaries of the plan. The term “director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(b)              The term “expenses” include attorneys’ fees and disbursements.

(c)               The term “liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding.

(d)              The term “official capacity” means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a member of the Board of Directors, the office in the Corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. The term “official capacity” shall not include service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise other than a subsidiary of the Corporation.

(e)               The term “party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

(f)                The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal.

SECTION 2. AUTHORITY TO INDEMNIFY.

(a)              Except as provided in these Bylaws and by applicable law, the Corporation may indemnify an individual made a party to a proceeding, because he or she is or was a director or acting in an official capacity, against liability incurred in the proceeding if (i) he or she conducted himself or herself in good faith, (ii) he or she reasonably believed (A) in the case of conduct in. his or her official capacity with the Corporation, that his or her conduct was in its best interest, and (B) in all other cases, that his or her conduct was at least not opposed to its best interest; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

(b)              A director’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be conduct that satisfies the requirements of subsection (a)(ii) of this Section 2.

(c)               The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not be, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d)              The Corporation may not indemnify a director hereunder (i) in connection with a proceeding by or in the right of the Corporation. in which the director was adjudged liable to the Corporation; or (ii) in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her.

(e)               Indemnification permitted under this Section 2 in connection with a proceeding by or in the right of the Corporation shall be limited to reasonable expenses incurred in connection with the proceeding.

SECTION 3. MANDATORY INDEMMFICATION.

Unless limited by the Articles of Incorporation, the Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, because he or she is or was a director of the Corporation, against reasonable expenses incurred by him or her in connection with the proceeding.

SECTION 4. ADVANCE FOR EXPENSES.

(a)         The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (i) the director furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct required by applicable law; (ii) the director furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under these Bylaws or applicable law.

(b)         The undertaking required by subsection (a)(ii) of this Section 4 shall be an unlimited general obligation of the director, but need not be secured, and may be accepted without reference to financial ability to make repayment.

(c)          Determinations and authorizations of payments under this Section 4 shall be made in the manner specified in these Bylaws and by applicable law.

SECTION 5. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

(a)         The Corporation shall not indemnify a director under these Bylaws unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he or she has met the standard of conduct set forth in these Bylaws or by applicable law.

(b)         The determination shall be made (i) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding, (ii) if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding, (iii) by special legal counsel (A) selected by the Board of Directors or its committee, or (B) if a quorum of the Board of Directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or (iv) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding shall not be voted on the determination.

(c)          Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled to select such counsel.

SECTION 6. INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS.

Unless the Corporation’s Articles of Incorporation provide otherwise:

(a)              An officer of the Corporation who is not a director shall be entitled to mandatory indemnification under Section 3 above to the same extent as a director.

(b)              The Corporation may indemnify and advance expenses to an officer, employee or agent of the Corporation who is not a director to the same extent as to a director.

(c)               The Corporation may also indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided in the Articles of Incorporation, these Bylaws, general or specific action of the Board of Directors or by contract.

SECTION 7. INSURANCE.

The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against liability asserted against or incurred by him or her in that capacity, or arising from his or her status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him or her against the same liability under Sections 2 or 3 of this Article VII.

SECTION 8. APPLICATION AND NOTICE.

(a)              The indemnification and advancement of expenses provided by or granted pursuant to these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

(b)              These Bylaws shall not limit the Corporation’s power to pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness at a proceeding at a time when he or she has not been made a named defendant or responded to the proceeding.

(c)               If the Corporation indemnifies or advances expenses to a director or officer under these Bylaws in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting.

ARTICLE VIII — MISCELLANEOUS

SECTION 1. CORPORATE RECORDS.

The Corporation shall keep as permanent records minutes of all meetings of the shareholders and the Board of Directors, and a record of all actions taken by the shareholders or the Board of Directors without a meeting. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of the shareholders, in a form that permits preparation of a list of their names and addresses, showing the number (and class and series, if any) of the shares held by each. The Corporation shall keep a copy of such other records as may be required by law.

SECTION 2. FINANCIAL STATEMENTS TO SHAEHQLDERS.

If requested in writing by any shareholder, the Corporation shall mail to such shareholder the Corporation’s most recent financial statements showing in reasonable detail its assets and liabilities, and the results of operations.

SECTION 4. CORPORATE SEAL.

The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed on it the name of the corporation, the state of incorporation, and the words “Corporate Seal.”

ARTICLE X — AMENDMENT OF BYLAWS

The Board of Directors may amend or repeal the Bylaws, except to the extent that the Articles of Incorporation or applicable law reserves this power exclusively to the shareholders. The Corporation’s shareholders may amend or repeal the Bylaws even though the Bylaws also may be amended or repealed by the Board of Directors.